UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2007

SATCON TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

As previously announced, on July 19, 2006, SatCon Technology Corporation (the “Company”) issued $12,000,000 aggregate principal amount of senior secured convertible notes (the “Notes”). 75% of the original outstanding principal amount under the Notes is to be repaid in 18 equal monthly installments ($500,000 per month) beginning on February 28, 2007. Principal payments may be made in cash or, at the Company’s option if certain equity conditions are satisfied, in shares of the Company’s common stock. If principal is paid in shares of common stock, the price per share will be the lesser of (i) the conversion price of the Notes ($1.65) or (ii) a 10% discount to the volume weighted average price for the 20 trading days preceding the payment date.

On March 15, 2007, the Company determined that, with respect to the third principal payment on the Notes, which is due on May 1, 2007, the Company intends to pay the principal payment ($500,000) in shares of common stock.  Under the terms of the Notes, an estimate of the number of shares owed as principal (based on previous trading prices) must be delivered by March 30, 2007 and trued-up on May 1, 2007.  Accordingly, an aggregate of 381,400 shares (representing the current estimate) will be delivered to the holders of the Notes by March 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: March 30, 2007	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer